Exhibit 99.1

Planet Fitness, Inc. Announces First Quarter 2017 Results

First Quarter System-Wide Same Store Sales Increased 11.1%

54 New Planet Fitness Stores Opened System-Wide in First Quarter

Dorvin Lively Promoted from Chief Financial Officer to

President and Chief Financial Officer of Planet Fitness, Inc.

Company Raises Full Year 2017 Outlook

Newington, NH, May 2, 2017 – Planet Fitness, Inc. (NYSE:PLNT) today reported financial results for its first quarter ended March 31, 2017.

First Quarter Fiscal 2017 Highlights

•	Total revenue increased from the prior year period by 9.3% to $91.1 million.
•	System-wide same store sales increased 11.1%.
•	Net income increased 9.3% to $17.9 million, or $0.14 per diluted share, compared to net income of $16.3 million, or $0.09 per diluted share in the prior year period.
•	Adjusted net income(1) increased 21.2% to $18.4 million, or $0.19 per diluted share, compared to $15.2 million, or $0.15 per diluted share in the prior year period.
•	Adjusted EBITDA(1) increased 23.3% to $42.3 million from $34.3 million in the prior year period.
•	54 new Planet Fitness stores were opened system-wide compared to 48 in the year ago period, bringing system-wide total stores to 1,367 at March 31, 2017.

(1) Adjusted net income and adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this press release.

Christopher Rondeau, Chief Executive Officer, commented, “There were several highlights from the first quarter that continue to underscore the growing popularity of our fitness offering and reinforce the strength of our business model.  We added over 1.2 million net new members during the first three months of 2017 to surpass 10 million members system-wide. This increase was driven by the expansion efforts of our franchisees over the past year, including 54 new store openings and double digit same store sales growth during the quarter. Strong revenue and net income growth was fueled primarily by our high margin Franchise segment and contributed significantly to the Company’s robust cash flow generation. With approximately 1,000 new stores scheduled to open in the next 5 years, combined with our growing national and local advertising spend, we are confident that we’ll continue to be successful in attracting more and more first time and casual gym users to Planet Fitness.”

Operating Results for the First Quarter Ended March 31, 2017

For the first quarter of 2017, total revenue increased $7.8 million or 9.3% to $91.1 million from $83.3 million in the prior year period. By segment:

•	Franchise segment revenue, which includes commission income, increased $9.1 million or 33.0% to $36.8 million from $27.7 million in the prior year period;
•	Corporate-owned stores segment revenue increased $1.3 million or 5.2% to $27.0 million from $25.7 million in the prior year period; and
•

Equipment segment revenue decreased $2.7 million or 9.0% to $27.3 million from $30.0 million.  This decrease was driven by fewer equipment placements in connection with new franchisee-owned store openings versus the prior year period, partially offset by an increase in replacement equipment sales to existing franchisee-owned stores.

System-wide same store sales increased 11.1%. By segment, franchisee-owned same store sales increased 11.5% and corporate-owned same store sales increased 4.5%.

For the first quarter of 2017, net income was $17.9 million, or $0.14 per diluted share, compared to net income of $16.3 million, or $0.09 per diluted share in the prior year period. Adjusted net income (see “Non-GAAP Financial Measures”) increased 21.2% to $18.4 million, or $0.19 per diluted share, from $15.2 million, or $0.15 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 39.5% for the current year period and 39.4% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 23.3% to $42.3 million from $34.3 million in the prior year period.

Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•	Franchise segment EBITDA increased $8.2 million or 34.5% to $32.0 million driven by royalties from new stores opened since March 31, 2016 as well as a same store sales increase of 11.5%;
•	Corporate-owned stores segment EBITDA increased $0.5 million or 5.2% to $10.7 million driven by a same store sales increase of 4.5%; and
•	Equipment segment EBITDA decreased $0.2 million or 3.5% to $6.1 million driven by lower equipment sales.

Executive Leadership Promotion

The Company announced that Dorvin Lively, currently Chief Financial Officer of Planet Fitness, has been promoted and will now serve as President and Chief Financial Officer effective immediately. In this newly created position, Lively will oversee the brand’s technology and real estate and development functions, as well as its corporate stores, in addition to his ongoing oversight of all finance related functions.

Rondeau, commented, “Dorvin has been instrumental in the successful expansion of our brand since joining Planet Fitness in 2013. During his tenure as Chief Financial Officer, we have more than doubled the number of stores system-wide while achieving strong financial returns for our franchisees, and more recently our shareholders. The Board of Directors and I are confident that Dorvin’s experience and deep knowledge of our business will prove invaluable as we execute the Company’s growth strategies.”

Rondeau continued, “My passion for the Planet Fitness brand and my commitment to bringing affordable and non-intimidating health and wellness to millions of people has never been stronger.  We have an exciting future ahead, and with Dorvin’s well-deserved promotion, I look forward to increasing my focus on brand growth, long-term strategic initiatives, and franchisee and shareholder returns.”

2017 Outlook

For the year ending December 31, 2017, the Company now expects:

•	Total revenue between $405 million and $415 million;
•	System-wide same store sales growth in the 7% to 8% range; and
•	Adjusted net income of $73 million to $76 million, or $0.74 to $0.77 per diluted share.

Presentation of Financial Measures

Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.

The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with, GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.

The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ended December 31, 2017. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ended December 31, 2017.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on May 2, 2017 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.

About Planet Fitness

Founded in 1992 in Dover, N.H., Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of March 31, 2017, Planet Fitness had approximately 10.1 million members and 1,367 stores in 48 states, the District of Columbia, Puerto Rico, Canada and the Dominican Republic. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contacts:

McCall Gosselin, Planet Fitness

mccall.gosselin@pfhq.com

603-957-4650

Julia Young, ICR

julia.young@icrinc.com

646-277-1280

Forward-Looking Statements

This press release contains certain statements, approximations, estimates and projections with respect to our anticipated future performance, especially those under the heading “2017 Outlook,” (“forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2016, and the Company’s other filings with the Securities and Exchange Commission. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this press release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries

Condensed consolidated statements of operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the three months ended March 31,
	2017	2016
Revenue:
Franchise	$30,281	$21,491
Commission income	6,516	6,186
Corporate-owned stores	27,041	25,697
Equipment	27,264	29,969
Total revenue	91,102	83,343
Operating costs and expenses:
Cost of revenue	21,124	23,639
Store operations	15,184	14,732
Selling, general and administrative	13,820	11,845
Depreciation and amortization	7,951	7,703
Other gain	(32)	(186)
Total operating costs and expenses	58,047	57,733
Income from operations	33,055	25,610
Other expense, net:
Interest expense, net	(8,763)	(6,367)
Other income	682	393
Total other expense, net	(8,081)	(5,974)
Income before income taxes	24,974	19,636
Provision for income taxes	7,108	3,291
Net income	17,866	16,345
Less net income attributable to non-controlling interests	9,024	12,977
Net income attributable to Planet Fitness, Inc.	$8,842	$3,368

Net income per share of Class A common stock:
Basic & diluted	$0.14	$0.09
Weighted-average shares of Class A common stock outstanding:
Basic	64,121	36,598
Diluted	64,150	36,598

Planet Fitness, Inc. and subsidiaries

Condensed consolidated balance sheets

(Unaudited)

(Amounts in thousands, except per share amounts)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$60,236	$40,393
Accounts receivable, net of allowance for bad debts of $118 and $687 at March 31, 2017 and December 31, 2016, respectively	14,988	26,873
Due from related parties	2,914	2,864
Inventory	1,331	1,802
Restricted assets – national advertising fund	2,502	3,074
Other receivables	9,715	7,935
Other current assets	7,905	8,284
Total current assets	99,591	91,225
Property and equipment, net of accumulated depreciation of $33,794 as of March 31, 2017 and $30,987 as of December 31, 2016	61,104	61,238
Intangible assets, net	249,148	253,862
Goodwill	176,981	176,981
Deferred income taxes	561,342	410,407
Other assets, net	8,186	7,729
Total assets	$1,156,352	$1,001,442
Liabilities and stockholders' equity (deficit)
Current liabilities:
Current maturities of long-term debt	$7,185	$7,185
Accounts payable	13,278	28,507
Accrued expenses	10,263	19,190
Equipment deposits	10,739	2,170
Deferred revenue, current	18,226	17,780
Payable to related parties pursuant to tax benefit arrangements, current	11,283	8,072
Other current liabilities	536	369
Total current liabilities	71,510	83,273
Long-term debt, net of current maturities	700,672	702,003
Deferred rent, net of current portion	5,213	5,108
Deferred revenue, net of current portion	8,445	8,351
Deferred tax liabilities	1,052	1,238
Payable to related parties pursuant to tax benefit arrangements, net of current portion	552,213	410,999
Other liabilities	5,271	5,225
Total noncurrent liabilities	1,272,866	1,132,924
Commitments and contingencies (note 11)
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 shares authorized, 72,473 and 61,314 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	7	6
Class B common stock, $.0001 par value - 100,000 shares authorized, 26,026 and 37,185 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	3	4
Accumulated other comprehensive loss	(1,274)	(1,174)
Additional paid in capital	23,087	34,467
Accumulated deficit	(155,288)	(164,062)
Total stockholders' deficit attributable to Planet Fitness Inc.	(133,465)	(130,759)
Non-controlling interests	(54,559)	(83,996)
Total stockholders' deficit	(188,024)	(214,755)
Total liabilities and stockholders' deficit	$1,156,352	$1,001,442

Planet Fitness, Inc. and subsidiaries

Condensed consolidated statements of cash flows

(Unaudited)

(Amounts in thousands)

	For the three months ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$17,866	$16,345
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,951	7,703
Amortization of deferred financing costs	465	371
Amortization of favorable leases and asset retirement obligations	94	99
Amortization of interest rate caps	432	75
Deferred tax expense	5,298	1,354
Gain on re-measurement of tax benefit arrangement	(541)	—
Provision for bad debts	27	7
Gain on disposal of property and equipment	—	(186)
Equity-based compensation	380	576
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	11,859	8,864
Notes receivable and due from related parties	(99)	3,544
Inventory	471	3,081
Other assets and other current assets	(2,187)	(4,632)
Accounts payable and accrued expenses	(21,244)	(16,202)
Other liabilities and other current liabilities	188	30
Income taxes	310	(2,314)
Payable to related parties pursuant to tax benefit arrangements	—	(2,113)
Equipment deposits	8,569	(334)
Deferred revenue	527	(1,091)
Deferred rent	106	85
Net cash provided by operating activities	30,472	15,262
Cash flows from investing activities:
Additions to property and equipment	(5,336)	(865)
Proceeds from sale of property and equipment	—	20
Net cash used in investing activities	(5,336)	(845)
Cash flows from financing activities:
Principal payments on capital lease obligations	—	(12)
Repayment of long-term debt	(1,796)	(1,275)
Premiums paid for interest rate caps	(366)	—
Dividend equivalent payments	(20)	—
Distributions to Continuing LLC Members	(3,142)	(6,411)
Net cash used in financing activities	(5,324)	(7,698)
Effects of exchange rate changes on cash and cash equivalents	31	119
Net increase in cash and cash equivalents	19,843	6,838
Cash and cash equivalents, beginning of period	40,393	31,430
Cash and cash equivalents, end of period	$60,236	$38,268

Supplemental cash flow information:
Net cash paid for income taxes	$1,595	$4,336
Cash paid for interest	$7,857	$5,815
Non-cash investing activities:
Non-cash additions to property and equipment	$38	$170

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.

EBITDA, Segment EBITDA and Adjusted EBITDA

We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

A reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure, is set forth below.

	Three Months Ended March 31,
	2017	2016

Net income attributable to Planet Fitness, Inc.	$8,842	$3,368
Net income attributable to non-controlling interests	9,024	12,977
Net income	$17,866	$16,345
Interest expense, net	8,763	6,367
Provision for income taxes	7,108	3,291
Depreciation and amortization	7,951	7,703
EBITDA	41,688	33,706
Purchase accounting adjustments-revenue(1)	336	-
Purchase accounting adjustments-rent(2)	196	182
Stock offering-related costs(3)	608	-
Severance costs(4)	-	380
Other(5)	(573)	-
Adjusted EBITDA	$42,255	$34,268
(1)

Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)

Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $103 and $85 in the three months ended March 31, 2017 and 2016, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $93 and $97 for the three months ended March 31, 2017 and 2016, respectively, are due to the amortization of favorable and unfavorable lease intangible assets which were recorded in connection with the 2012 Acquisition and the acquisition of eight franchisee-owned stores on March 31, 2014. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.
(4)	Represents severance expense recorded in connection with an equity award modification.
(5)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the three months ended March 31, 2017, this amount includes a gain of $541 related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three Months Ended March 31,
	2017	2016
Segment EBITDA
Franchise	$32,032	$23,813
Corporate-owned stores	10,693	10,162
Equipment	6,094	6,318
Corporate and other	(7,131)	(6,587)
Total Segment EBITDA(1)	$41,688	$33,706
(1)	Total Segment EBITDA is equal to EBITDA.

Adjusted Net Income and Adjusted Net Income per Diluted Share

As a result of the recapitalization transactions that occurred prior to our IPO, the limited liability company agreement of Pla-Fit Holdings that was amended and restated (the “New LLC Agreement”) designated Planet Fitness, Inc. as the sole managing member of Pla-Fit Holdings. As sole managing member, Planet Fitness, Inc. exclusively operates and controls the business and affairs of Pla-Fit Holdings, LLC. As a result of the recapitalization transactions and the New LLC Agreement, Planet Fitness, Inc. now consolidates Pla-Fit Holdings, and Pla-Fit Holdings is considered the predecessor to Planet Fitness, Inc. for accounting purposes. Our presentation of Adjusted net income and Adjusted net income per share, diluted, gives effect to the consolidation of Pla-Fit Holdings with Planet Fitness, Inc. resulting from the recapitalization transactions and the New LLC Agreement as if they had occurred on January 1, 2015. In addition, Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with U.S. GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three Months Ended March 31,
	2017	2016

Net income attributable to Planet Fitness, Inc.	$8,842	$3,368
Net income attributable to non-controlling interests	9,024	12,977
Net income	$17,866	$16,345
Provision for income taxes, as reported	7,108	3,291
Purchase accounting adjustments-revenue(1)	336	-
Purchase accounting adjustments-rent(2)	196	182
Stock offering-related costs(3)	608	-
Severance costs(4)	-	380
Other(5)	(342)	-
Purchase accounting amortization(6)	4,622	4,843
Adjusted income before income taxes	$30,394	$25,041
Adjusted income taxes(7)	12,006	9,866
Adjusted net income	$18,388	$15,175

Adjusted net income per share, diluted	$0.19	$0.15

Adjusted weighted-average shares outstanding(8)	98,528	98,707

(1)

Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)

Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $103 and $85 in the three months ended March 31, 2017 and 2016, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $93 and $97 for the three months ended March 31, 2017 and 2016, respectively, are due to the amortization of favorable and unfavorable lease intangible assets which were recorded in connection with the 2012 Acquisition and the acquisition of eight franchisee-owned stores on March 31, 2014. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.
(4)	Represents severance expense recorded in connection with an equity award modification.
(5)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the three months ended March 31, 2017, this amount includes a gain of $541 related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate, partially offset by accelerated depreciation expense taken on our headquarters in preparation for moving to a new building.

(6)

Includes $4,086 and $4,219 of amortization of intangible assets, other than favorable leases, for the three months ended March 31, 2017 and 2016, respectively, recorded in connection with the 2012 Acquisition, and $536 and $624 of amortization of intangible assets for the three months ended March 31, 2017 and 2016, respectively, recorded in connection with the acquisition of eight franchisee-owned stores on March 31, 2014. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.

(7)

Represents corporate income taxes at an assumed effective tax rate of 39.5% for the three months ended March 31, 2017 and 39.4% for the three months ended March 31, 2016 applied to adjusted income before income taxes.

(8)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three months ended March 31, 2017 and 2016:

	For the Three Months Ended March 31, 2017			For the Three Months Ended March 31, 2016
	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness Inc.(1)	$8,842	64,150	$0.14	$3,368	36,598	$0.09
Assumed exchange of shares(2)	9,024	34,378		12,977	62,109
Net Income	17,866			16,345
Adjustments to arrive at adjusted income before income taxes(3)	12,528			8,696
Adjusted income before income taxes	30,394			25,041
Adjusted income taxes(4)	12,006			9,866
Adjusted Net Income	$18,388	98,528	$0.19	$15,175	98,707	$0.15
(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)

Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)	Represents corporate income taxes at an assumed effective tax rate of 39.5% and 39.4% for the three months ended March 31, 2017 and 2016, respectively, applied to adjusted income before income taxes.